Exhibit 8 List of Principal Subsidiaries
•	Niugini Mining Limited, incorporated under the laws of Papua New Guinea, became a 100% owned subsidiary of Lihir Gold Limited on February 2, 2002.

•	Niugini Mining (Australia) Pty Ltd, incorporated under the laws of Australia, is a 100% owned subsidiary of Niugini Mining Limited.

•	Lihir Management Company Limited, incorporated under the laws of Papua New Guinea, became a 100% owned subsidiary of Lihir Gold Limited on October 10, 2006.

•	LGL PNG Holdings Limited (formerly known as Lihir Business Development Limited), incorporated under the laws of Papua New Guinea, is a 100% owned subsidiary of Lihir Management Company Limited.

•	LGL Services Australia Pty Ltd (formerly known as Lihir Services Australia Pty Limited), incorporated under the laws of Australia on September 2, 2005, became a 100% owned subsidiary of Lihir Gold Limited on November 7, 2005.

•	LGL Australian Holdings (formerly known as Lihir Australian Holdings Pty Limited), incorporated under the laws of Australia on September 4, 2007, became a 100% owned subsidiary of Lihir Gold Limited on October 16, 2007.

•	LGL Ballarat Operations Pty Ltd (formerly known as Ballarat Goldfields Pty Ltd), incorporated under the laws of Australia, became a 100% owned subsidiary of Lihir Australian Holdings Pty Limited on March 8, 2007, with effective control being February 26, 2007.

•	Berringa Resources Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	Ballarat West Goldfields Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	New Resources Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	Corpique (No.21) Pty Limited, incorporated under the laws of Australia, is a 100% owned subsidiary of Ballarat Goldfields Pty Ltd.

•	LGL Mount Rawdon Operations Pty Ltd ( formerly known as Equigold Pty Ltd), incorporated under the laws of Australia, became a 100% owned subsidiary of Lihir Australian Holdings Pty Ltd on March 20, 2008.

•	LGL CDI Exploration Pty Ltd (formerly known as Kim Resources Pty Ltd), incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	LGL Mount Rawdon Property Holdings Pty Ltd (formerly known as Swindon Holdings Pty Ltd), incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	LGL CDI Investments Pty Ltd (formerly known as Stanmines Pty Ltd), incorporated under the laws of Australia, is a 100% owned subsidiary of Equigold Pty Ltd.

•	LGL Resources CI SA (formerly known as Equigold CI SA), incorporated under the laws of Côte D’Ivoire, is a 98% owned subsidiary of LGL Mt Rawdon Operations Pty Ltd (formerly known as Equigold Pty Ltd).

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•	LGL Mines CI SA (formerly known as Equigold Mines CI SA), incorporated under the laws of Côte D’Ivoire, is a 90% owned subsidiary of LGL Mt Rawdon Operations Pty Ltd ( formerly known as Equigold Pty Ltd).

•	LGL Development CI SA, incorporated under the laws of Côte D’Ivoire, is a 100% owned subsidiary of LGL Holdings CI SA.

•	LGL Holdings CI SA, incorporated under the laws of Côte D’Ivoire, is a 100% owned subsidiary of LGL Australian Holdings (formerly known as Lihir Australian Holdings Pty Ltd).

•	LGL Exploration CI SA, incorporated under the laws of Côte D’Ivoire, in a 100% owned subsidiary of LGL Australian Holdings (formerly Lihir Australian Holdings Pty Ltd).

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